UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): June 16, 2020

OrthoPediatrics Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(I.R.S. Employer Identification Number)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Item 7.01. Regulation FD Disclosure.

On June 16, 2020, the executive officers of OrthoPediatrics Corp. (the “Company”) will be meeting with representatives of Piper Sandler & Co. and various investors to provide a business update, including an update on the expected impact of COVID-19 on the Company in the second quarter of 2020. The officers intend to use the material filed as Exhibit 99.1 herewith, in whole or in part, as part of their presentation to the participants.

As indicted in the presentation, the Company anticipates total revenues for the quarter ended June 30, 2020 to be down by approximately 30%, as compared to total revenues for the second quarter of 2019. As a majority of the Company’s products are utilized in elective surgeries or procedures, the postponement of those surgeries and procedures by various governments, governmental agencies and hospital administrators in preparation for COVID-19-related hospitalizations has had a significant negative impact on the Company’s business and results of operations. Specifically, the Company’s deformity correction and scoliosis businesses were significantly impacted in the second quarter of 2020, with April sales being down approximately 60% from the same month last year. However, as elective surgeries were permitted to resume across the United States, the Company began seeing improvement in its domestic deformity correction and scoliosis businesses. International sales have also been negatively impacted, with revenues in April and May 2020 being down 70% and 50%, respectively, as compared to revenues in April and May 2019. International sales have not seen a similar rebound as a return to elective surgeries have been delayed and the ability to purchase sets has been hampered by a slower return to the market by the Company’s international distributors.

The Company continues to monitor the evolving COVID-19 pandemic and guidance from international and domestic authorities, including federal, state and local public health authorities. However, given the dynamic nature of the situation, the Company cannot reasonably estimate the impacts of the COVID-19 pandemic on its financial condition, results of operations or cash flows for the second half of the year. As a result, the Company continues to suspend full year 2020 revenue growth and set consignment guidance.

The Company will provide complete second quarter 2020 financial results in early August, consistent with past practices.

The information in this Item 7.01, including the information incorporated by reference herein from Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “goals,” “potential,” “objective,” “would” and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2020, as updated and supplemented by our other SEC reports filed time to time. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	99.1	OrthoPediatrics Corp. Investor Presentation dated June 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: June 16, 2020	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen, General Counsel and Secretary